Exhibit 23.1

AUDITORS’ CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Golden Star Resources Ltd. (the “Company”) of our report dated February 22, 2012, relating to the consolidated financial statements and internal control over financial reporting of the Company, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

CHARTERED ACCOUNTANTS

Vancouver, BC, Canada

March 29, 2012